First Financial Bancorp Investor Presentation Third Quarter 2013 EXHIBIT 99.1

2 Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: • management’s ability to effectively execute its business plan; • the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; • U.S. fiscal debt and budget matters; • the ability of financial institutions to access sources of liquidity at a reasonable cost; • the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; • the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); • the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings; • our ability to keep up with technological changes; • failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; • our ability to comply with the terms of loss sharing agreements with the FDIC; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries; • the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our Company; • expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; • our ability to increase market share and control expenses; • the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; • adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements; • adverse changes in the securities, debt and/or derivatives markets; • our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; • monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; • unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors’ operations or willingness of our customers to access the financial services we offer; • our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 Focused Business Strategy Client intimate strategy focused on long-term, profitable relationships with clients Strong sales culture across all business lines Lines of business Commercial Consumer Wealth Management Mortgage Target clients – individuals and small / mid-size businesses located in-market Ohio, Indiana and Kentucky 110 locations with focus on metro and near-metro markets Primary focus and value creation is through organic growth in key regional markets Supplement organic strategy through acquisitions in current footprint as well as contiguous markets with growth opportunities

4 Strategy and Execution – Recent History Franchise Repositioning 2005 – 2008 FDIC Acquisitions 2009 Integration / Operational Execution 2010 Capital Mgmt. / Redeployment 2011 – 2012 While the industry was pursuing growth via high-priced acquisitions and real estate lending, First Financial: While the industry was dealing with credit and operational issues, First Financial capitalized on FDIC-assisted acquisitions in a non- competitive environment: As competition heated up for FDIC acquisitions and deal pricing increased, First Financial focused internally on operations: While the M&A market remains slow and the industry struggles with capital deployment, First Financial: Consolidated 14 charters, implemented one brand and updated IT infrastructure to drive efficiency Sold NPAs in a strong pricing environment Exited non-strategic business lines such as insurance, indirect auto and mortgage servicing Consolidated / sold non- strategic and underperforming branch locations Moved headquarters to Cincinnati and expanded operations in this market Recruited key additions to management team Completed $103.5 million common equity offering Peoples Community Asset discount of approximately 7% Irwin Union Bank & Trust / Irwin Union FSB Asset discount of approximately 25% Pre-tax bargain purchase gain of $342.5 million Both transactions substantially increased branch presence within strategic operating footprint Strategic core deposit retention, covered loan performance and subsequent growth have exceeded initial expectations Completed $96.5 million common equity offering Completed the operational integration of the 2009 FDIC- assisted transactions Exited non-strategic markets associated with the acquisitions Invested in business lines identified for future growth opportunities Used liquidity to prepay $232 million of FHLB advances, enhancing net interest margin in future periods Implemented efficiency initiatives designed to lower operating costs Acquired 16 branches from Liberty Savings Bank, 12 of which are located in the Dayton market Acquired 22 branches from Flagstar Bank, 18 of which are located in the Indianapolis market Both transactions expected to drive growth across all business lines in strategic metro markets Implemented variable dividend / 100% payout ratio Announced share repurchase plan target of one million shares annually Announced long-term target of returning 60% - 80% of earnings to shareholders through dividends and share buybacks

5 Credit Product Diversity During the third quarter, the Company’s comprehensive set of credit products produced solid loan growth driven though multiple channels led by C&I / owner-occupied CRE and franchise Resolutions / payoffs in covered loans offset the growth, resulting in a modest overall increase Category As of Percent As of Percent As of Percent (Dollars in thousands) December 31, 2008 of Portfolio June 30, 2013 1 of Portfolio September 30, 2013 1 of Portfolio Commercial and CRE $1,887,382 70.3% $2,261,033 59.7% $2,251,000 59.4% Franchise finance - 0.0% 463,813 12.3% 461,041 12.2% Business credit - 0.0% 92,514 2.4% 95,118 2.5% Equipment finance 50 0.0% 77,932 2.1% 84,571 2.2% Total commercial lending 1,887,432 70.3% 2,895,292 76.5% 2,891,730 76.3% Residential mortgage 383,599 14.3% 442,075 11.7% 443,835 11.7% Home equity 286,110 10.7% 462,633 12.2% 463,245 12.2% Other consumer 126,119 4.7% 71,599 1.9% 70,732 1.9% T t l con u er lending 795,828 29.7% 976,307 25.8% 977,812 25.8% Loan mark / other - 0.0% (85,488) (2.3%) (80,194) (2.1%) Total loans $2,683,260 100.0% $3,786,111 100.0% $3,789,348 100.0% 1 Includes all uncovered loans and unpaid principal balance of covered loans likely to retain

6 Disciplined Cost Management Completed a comprehensive efficiency study across all business lines and support functions during 2012 Long-term positive operating leverage through delivering superior client solutions in cost-effective manner Programs Targets Banking center rationalization Increased use of online / mobile banking enables consolidation Super ATM capabilities Call center sales capabilities Non-banking center real estate efficiencies Streamlining staffing models Vendor management / contract renegotiation Professional services spend Outsourcing support services Original efficiency plan targeted $17.1 million of annualized savings Identified additional savings of $5.0 million to be realized in full year 2014 results Expected to realize 85% of original annual targeted savings in 2013 full year results Full phase in - first quarter 2014 $17.1 million $5.0 million 2014 full year results

7 Third Quarter 2013 Financial Highlights Quarterly net income of $14.9 million, or $0.26 per diluted common share Diluted earnings per share of $0.28 adjusted for the impact of non-operating items Adjusted pre-tax, pre-provision income of $26.4 million, or 1.69% of average assets Continued solid performance Return on average assets of 0.96%; 1.05% adjusted for non-operating items Return on average tangible common equity of 10.00%; 11.02% adjusted for non-operating items Quarterly net interest margin declined 11 bps to 3.91% Payoffs and resolution activity in covered loans drove balance declines in both covered loans and the FDIC indemnification asset, negatively impacting the margin Cost of interest-bearing deposit funding declined 4 bps to 0.31% Uncovered loan balances increased $48.8 million, or 5.7% on an annualized basis Strong performance in C&I / owner-occupied CRE and franchise lending Solid contributions from specialty finance and residential mortgage Net charge-offs declined 19.7% compared to the linked quarter and totaled 34 bps of average uncovered loans for the quarter on an annualized basis

8 Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision (“PTPP”) income represents income before taxes plus provision for all loans less FDIC loss sharing income and accelerated discount adjusted for significant nonrecurring items Third quarter adjusted PTPP income was flat compared to the linked quarter as a decline in operating expenses was offset by declines in net interest income and fee revenue $24,389 $28,561 $25,250 $26,429 $26,371 1.57% 1.81% 1.60% 1.68% 1.69% 3Q12 4Q12 1Q13 2Q13 3Q13 (Dollars in thousands) Adjusted PTPP Income Adjusted PTPP Income / Average Assets

9 Components of Net Interest Income Net interest margin decreased 11 bps during the third quarter to 3.91% Quarterly average balance of covered loans declined 12.3% and average balance of uncovered loans increased 3.1% Quarterly average investment balances declined 6.8% while the portfolio yield increased 12 bps to 2.20% Cost of interest bearing deposits declined 4 bps to 0.31% $5,658 $5,659 $4,270 $4,322 4.65% 4.17% 0.60% 0.35% 4.21% 3.91% 3Q12 4Q12 1Q13 2Q13 3Q13 Dollars in millions Average Interest-Earning Assets Average Interest-Bearing Liabilities Yield on Interest-Earning Assets Cost of Interest-Bearing Liabilities Net Interest Margin $59.8 $62.0 $58.7 $58.1 $55.8 3Q12 4Q12 1Q13 2Q13 3Q13 Dollars in millions Net Interest Income

10 Loan Composition Total Gross Loans – $3.9 billion As of September 30, 2013 (Dollars in millions) Covered loans likely to retain Performing credits In- and out-of-market Expected to retain past the expiration of applicable loss sharing agreements with the FDIC Covered loans likely to exit Classified credits In- and out-of-market Pursuing resolution strategies with intent to exit prior to the expiration of applicable loss sharing agreements with the FDIC $3,431 87% $358 9% $160 4% Uncovered loans Covered loans likely to retain Covered loans likely to exit

11 Loan Composition Total uncovered loans increased $48.8 million, or 5.7% on an annualized basis, compared to the linked quarter Growth driven by performance in the C&I / owner-occupied, franchise, specialty finance and residential mortgage portfolios Covered loans declined significantly due to increased resolution activity and payoffs 13.1% of total loans covered under FDIC loss share agreements 9.1% represent loans likely to retain 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark / other of ($80.2) million associated with these loans Total Uncovered Loans and Covered Loans Likely to Retain – $3.9 billion1 As of September 30, 2013 (Dollars in millions) $770 20% $870 23% $612 16% $461 12% $95 2% $85 2% $444 11% $463 12% $71 2% C&I and owner occupied CRE Investment CRE Business banking Franchise Business credit Equipment finance Residential mortgage Home equity Other consumer

Commercial Lending

C&I / Owner Occupied CRE

- Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria
- Increased focus on middle market business clients (generally up to $30 million of revenue)
- Specialty finance designed to expand product set and increase client base
- Business banking and SBA lending for smaller businesses

Investment Real Estate

- Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria
- Regional and local developers and investors
- Dedicated ICRE sales team of experts
- Interest rate risk management tools

Total Commercial Loans
Uncovered Loans and Covered Loans
Likely to Retain – $2.9 billion[1]
As of September 30, 2013

(Dollars in millions)



$95
3%
$85
3%
$770
27%
$461
16%
$612
21%
$870
30%
C&I and owner occupied CRE
Investment CRE
Business banking
Franchise
Business credit
Equipment finance

[1] Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans

FIRST
first financial bancorp

12

13 Consumer Lending Consumer lending focused primarily on residential mortgage, home equity and credit cards Serving consumer households in Ohio, Indiana and Kentucky markets Mortgage loan originators located across footprint with concentrations in Cincinnati, Dayton and Indianapolis Third quarter mortgage origination volumes were down compared to the linked quarter Volume related to products originated for balance sheet was consistent with second quarter Almost 70% of originations related to purchase business Total Consumer Loans Uncovered Loans and Covered Loans Likely to Retain – $1.0 billion1 As of September 30, 2013 (Dollars in millions) 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans $444 46% $463 47% $71 7% Residential mortgage Home equity Other consumer

14 Building the “fIRST” Brand Significant growth in brand awareness Award-winning sales center prototype Proactive marketing and media relations Expands presence and market share Deeper relationships and differentiated client experience 2012 Metropolitan Brand Awareness Cincinnati 64% Dayton 47% Indianapolis 40%

15 Delivery Channels and Product Innovation Launched new online banking platform Mobile apps to accommodate client preferences with further enhancements expected later in 2013 Sales centers focused on relationship vs. transactions Deployed image-capture ATMs Launched Snap Deposit and online account opening Deliver a consistent brand experience in a cost-effective manner

16 Capital Management Long-term capital return target to shareholders of 60% - 80% of earnings through combination of dividends and share repurchases Quarterly dividend of $0.15 per share Translates into yield of 3.8% compared to current peer median dividend yield of 2.2% Announced a share repurchase plan targeting one million shares annually beginning fourth quarter 2012 Repurchased approximately 1,000,000 shares through June 30, 2013 Resumed plan during the fourth quarter 2013 Established revised long-term capital targets based on Basel III analysis and impact Tier 1 leverage ratio of 8.5% Common equity tier 1 capital ratio of 9.0% Tier 1 capital ratio of 10.5% Total capital ratio of 12.5% Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); Dividend valuation data as of November 8, 2013.

17 Capitalization Primary component of capital is common equity Capitalization levels still remain high despite the strong return of capital to shareholders Long-term goal is to deploy capital above target levels though growth initiatives, including organic growth and acquisitions 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of November 8, 2013. Source: Peer Group median data obtained from SNL Financial 8.78% 8.67% 8.66% 8.61% 8.49% 9.99% 9.50% 9.60% 9.62% 9.60% 3Q12 4Q12 1Q13 2Q13 3Q13 TCE / Tangible Assets 9.63% 9.50% 9.37% 9.47% 9.43% 10.54% 10.25% 10.00% 10.12% 10.29% 3Q12 4Q12 1Q13 2Q13 3Q13 Tier 1 Leverage Ratio 13.23% 13.12% 13.30% 12.88% 12.95% 16.93% 16.32% 15.87% 15.41% 15.26% 3Q12 4Q12 1Q13 2Q13 3Q13 Tier 1 Capital Ratio 14.93% 14.69% 15.14% 14.19% 14.22% 18.21% 17.60% 17.15% 16.68% 16.53% 3Q12 4Q12 1Q13 2Q13 3Q13 T tal Capital Ratio

18 Credit Quality (Excluding Covered Assets) Classified assets have declined $13.0 million, or 9.7%, since the third quarter 2012 Total nonaccrual loans, including nonaccrual TDRs, declined $4.1 million, or 6.6%, during the quarter Net charge-offs declined $0.7 million, or 19.7%, during the quarter to $2.9 million, or 34 bps of average uncovered loans on an annualized basis Select Credit Metrics (Dollars in thousands) 3Q13 2Q13 1Q13 4Q12 3Q12 NPLs / total loans 2.16% 2.22% 2.38% 2.39% 2.41% NPAs / total assets 1.38% 1.38% 1.40% 1.36% 1.41% Allowance for loan & lease losses / total loans 1.33% 1.39% 1.49% 1.50% 1.60% Annualized NCOs / average loans & leases 0.34% 0.45% 0.32% 0.68% 0.71% Total classified assets 120,423$ 129,832$ 130,436$ 129,040$ 133,382$ % increase / (decrease) (7.2%) (0.5%) 1.1% (3.3%) (8.4%)

19 Selective Acquisitions Supplements organic growth strategy through expansion in strategic markets Transactions met all internal criteria for acquisitions Loss sharing agreements provide significant protection on covered loans Peoples (FDIC) July 31, 2009 19 banking centers $521mm deposits $331mm in loss share covered loans1 No first loss position Irwin (FDIC) September 18, 2009 27 banking centers $2.5B deposits $1.8B in loss share covered loans1 No first loss position Banking Centers December 2, 2011 22 banking centers, primarily Indianapolis MSA $342mm retail deposits Loan Portfolio June 30, 2009 $145 mm select performing commercial and consumer loans Banking Centers August 28, 2009 Three banking centers in Indiana $85mm deposits $41mm in select performing commercial and consumer loans Banking Centers September 23, 2011 16 banking centers, primarily Dayton MSA $342mm deposits $127mm in select in-market performing loans 1 Estimated fair market value of loans We will continue to evaluate opportunities but never lose sight of the core franchise Core philosophy and strategy remain unchanged

20 Franchise Highlights 1. Strong operating fundamentals – 92 consecutive quarters of profitability 2. Investments to create long-term growth are producing results 3. Comprehensive portfolio of credit products to drive loan and revenue growth 4. Strong capital levels with ability to support significant asset growth 5. Balanced long-term capital management strategy returning 60% - 80% of earnings through dividends and share repurchases 6. Solid market share in strategic operating markets 7. Growth strategies focused on increasing core deposits and fee revenue 8. Continual focus on improving efficiency, operating processes and service delivery

Appendix Investor Presentation Third Quarter 2013

Pre-Tax, Pre-Provision Income

(Dollars in thousands)	For the three months ended September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Pre-tax, pre-provision income [1]	$ 23,707	$ 23,794	$ 23,324	$ 28,869	$ 26,894
Less: accelerated discount on covered loans	1,711	1,935	1,935	2,455	3,798
Plus: loss share and covered asset expense [2]	1,928	(634)	2,129	2,251	3,559
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	23,924	21,225	23,518	28,665	26,655
Less: gain on sales of investment securities	-	188	1,536	1,011	2,617
Less: gain on sales of non-mortgage loans [3]	-	-	-	45	-
Less: gain related to litigation settlement	-	-	-	-	-
Less: other income not expected to recur	-	442	-	-	-
Plus: pension settlement charges	1,396	4,316			
Plus: expenses related to efficiency initiative	1,051	1,518	2,878	952	351
Plus: other expenses not expected to recur	-	-	390	-	-
Adjusted pre-tax, pre-provision income	$ 26,371	$ 26,429	$ 25,250	$ 28,561	$ 24,389

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

FIRST
first financial bancorp

22

23 Investment Portfolio Investment portfolio represents 25.6% of total assets Yield earned on portfolio increased to 2.20% from 2.08% for the linked quarter As of September 30, 2013 Category Held-to- Available-for- Other Percent (Dollars in thousands) Maturity Sale Investments Total of Portfolio Debt obligations of the U.S. Government -$ 21,923$ -$ 21,923$ 1.4% Debt obligations of U.S. Government Agency 19,462 10,120 - 29,582 1.8% Residential Mortgage Backed Securities Pass-through securities: Agency fixed rate 89,807 130,819 - 220,626 13.8% Agency adjustable rate 136,872 33,219 - 170,091 10.6% Collateralized mortgage obligations: Agency fixed rate 355,004 230,945 - 585,949 36.6% Agency variable rate - 85,071 - 85,071 5.3% Agency collateralized and insured municipal securities 20,647 109,970 - 130,617 8.2% Commercial mortgage backed securities 45,956 106,477 - 152,433 9.5% Mu i ipal bond securities 1,345 3,698 - 5,043 0.3% Corporate securities - 62,554 - 62,554 3.9% Asset-backed securities - 51,956 - 51,956 3.2% Regulatory stock - - 71,492 71,492 4.5% Other - 7,995 4,453 12,448 0.8% 669,093$ 854,747$ 75,945$ 1,599,785$ 100.0%

24 Deposit Composition The total cost of deposit funding declined to 24 bps from 27 bps for the second quarter Time deposit balances decreased $52.7 million, or 5.4%, during the third quarter The quality of the deposit base has improved significantly as the balance of higher cost, non-core relationship deposits has declined over the past several quarters Non-time deposit balances comprise over 80% of the total base compared to 76% in the third quarter 2012 New products introduced to support growth and increase client share of wallet Commercial and consumer indexed money market accounts Relationship CD pricing Total Deposits – $4.7 billion As of September 30, 2013 24% 23% 34% 19% Noninterest-bearing deposits Interest-bearing deposits Savings and MMDA Time deposits

25 Funding Structure and Cost of Funds Average Balances – Total Interest Bearing Liability Composition Average Balances – Deposit Composition Total Cost of Funds (1) Not included in cost of funds calculation Total Cost of Deposits Co s t of F u n d s 0.51% 0.43% 0.38% 0.35% 0.38% 0.32% 0.27% 0.24% 0.00% 0.00% 0.00% 0.00% 0.13% 0.12% 0.09% 0.12% 0.11% 0.10% 0.10% 0.09% 1.40% 1.20% 1.04% 0.90% 19.9%19.3%18.8%20.4% 50.2%50.6%49.0% 51.0% 17.6%18.4%18.9% 20.6% 12.4%11.7%13.2% 8.0% 3Q132Q131Q134Q12 Noninterest-bearing deposits (1) Interest-bearing deps. and savings Time deposits Borrowed funds 22.7%21. %21.7%22.1% 23.2%23.5%23.0%22.8% 34.0%33.8%33.5%32.6% 20.0%20.8%21.8%22.4% 3Q132Q131Q134Q12 Nonin erest-bearing depo its Intere t-bearing deposits Savings Time deposits

26 Covered Loan Activity Covered loans declined $103.7 million, or 16.7%, during the quarter The FDIC indemnification asset declined $10.8 million, or 12.2%, during the quarter to $78.1 million, totaling 15.1% of the balance of covered loans outstanding Successful execution of resolution strategies related to covered loans classified as likely to exit drove the declines discussed above $826 $748 $688 $622 $519 10.81% 10.54% 11.04% 10.62% 10.25% 3Q12 4Q12 1Q13 2Q13 2Q13 Dollars in millions Covered Loan Balances and Yields Ending Balance of Covered Loans Yield on Covered Loans

27 Components of Covered Asset Credit Losses $1,439 $2,234 $(1,846) $1,388 4Q12 1Q13 2Q13 3Q13 Covered Asset Credit Losses For the three months ended September 30, (Dollars in thousands) 2013 Description Net incremental impairment / (relief) for period ($9,702) Reduction / (increase) in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs 14,995 Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered 5,293 (Gain) / loss on sale - covered OREO 204 Other credit-related expenses 2 1,446 Total gross credit losses $6,943 FDIC loss sharing income $5,555 Represents receivable due from the FDIC on estimated credit (Noninterest income) losses; calculated as approximately 80% of gross credit losses related to covered assets $1,388 Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition 2 Represents credit related expenses of $1.7 million net of $278 thousand of rental income on covered OREO properties

First Financial Bancorp Investor Presentation Third Quarter 2013